Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

MONDOVI, Wis., January 27, 2025 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $5.6 million, or 7 cents per diluted share, for the fourth quarter ended December 31, 2024, compared with $12.4 million, or 15 cents per diluted share, for the fourth quarter of 2023. The 2024 fourth-quarter earnings improved 50.1% sequentially from 2024 third-quarter net income of $3.8 million, or 5 cents per diluted share. For the year ended December 31, 2024, net income was $26.9 million, or 33 cents per diluted share, compared with $70.4 million, or 86 cents per diluted share, for 2023.

Operating revenue was $230.4 million for the fourth quarter of 2024 compared with $268.2 million for the fourth quarter of 2023. Excluding fuel surcharges, operating revenue was $202.9 million for the 2024 quarter compared with $229.4 million for the 2023 quarter. Fuel surcharge revenue decreased to $27.6 million for the 2024 quarter from $38.8 million for the 2023 quarter.

Operating revenue was $963.7 million for 2024 compared with $1.131 billion for 2023. Excluding fuel surcharges, operating revenue was $840.0 million for 2024 compared with $972.0 million for 2023. Fuel surcharge revenue decreased to $123.7 million for 2024 compared with $159.4 million for 2023.

Operating income was $6.7 million for the fourth quarter of 2024 compared with $15.7 million for the fourth quarter of 2023. The 2024 fourth-quarter operating income improved 57.6% from operating income of $4.3 million for the third quarter of 2024.

Operating income was $33.2 million for 2024 compared with $90.1 million for 2023.

Operating expenses as a percentage of operating revenue were 97.1% for the 2024 fourth quarter and 94.2% for the 2023 fourth quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 96.7% for the 2024 fourth quarter and 93.2% for the 2023 fourth quarter – compared with 97.9% for the third quarter of 2024.

Operating expenses as a percentage of operating revenue were 96.6% for 2024 and 92.0% for 2023. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 96.0% for 2024 and 90.7% for 2023.

Executive Chairman Randolph L. Marten stated, “We are encouraged by this quarter being the first quarter with sequential improvement in each of our net income, operating income and operating ratio, net of fuel surcharges, since the second quarter of 2022, a period that preceded the freight market recession’s severe inflationary operating costs, freight rate reductions and freight network disruptions. Our people also drove sequential increases this quarter in our revenue per tractor, rate per total mile and miles per tractor within each of our truckload and dedicated operations.”

“We continue to focus on minimizing the freight market’s impact on our operations while investing in and positioning our operations to capitalize on profitable organic growth opportunities, with fair compensation for our premium services, across each of our business operations for what comes next in the freight cycle as the market moves toward equilibrium.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,267	$53,213
Receivables:
Trade, net	89,992	105,501
Other	5,364	10,356
Prepaid expenses and other	25,888	27,512
Total current assets	138,511	196,582

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,198,737	1,162,336
Accumulated depreciation	(370,124)	(370,103)
Net property and equipment	828,613	792,233
Other noncurrent assets	1,633	1,524
Total assets	$968,757	$990,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,781	$36,516
Insurance and claims accruals	44,246	47,017
Accrued and other current liabilities	23,492	26,709
Total current liabilities	93,519	110,242
Deferred income taxes	107,034	122,462
Noncurrent operating lease liabilities	282	249
Total liabilities	200,835	232,953

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,463,938 shares at December 31, 2024, and 81,312,168 shares at December 31, 2023, issued and outstanding	815	813
Additional paid-in capital	52,941	49,789
Retained earnings	714,166	706,784
Total stockholders’ equity	767,922	757,386
Total liabilities and stockholders’ equity	$968,757	$990,339

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2024	2023	2024	2023

Operating revenue	$230,432	$268,222	$963,708	$1,131,455

Operating expenses (income):
Salaries, wages and benefits	83,009	91,350	341,732	378,818
Purchased transportation	39,231	47,259	169,142	199,334
Fuel and fuel taxes	32,992	42,731	147,143	180,437
Supplies and maintenance	14,331	16,120	63,337	67,411
Depreciation	27,528	28,748	111,653	116,722
Operating taxes and licenses	2,683	2,708	10,302	11,053
Insurance and claims	15,134	15,209	53,109	56,014
Communications and utilities	2,195	2,524	9,029	10,149
Gain on disposition of revenue equipment	(387)	(1,802)	(4,971)	(13,612)
Other	6,989	7,718	30,012	35,019

Total operating expenses	223,705	252,565	930,488	1,041,345

Operating income	6,727	15,657	33,220	90,110

Other	(394)	(868)	(3,126)	(3,806)

Income before income taxes	7,121	16,525	36,346	93,916

Income taxes expense	1,488	4,126	9,424	23,543

Net income	$5,633	$12,399	$26,922	$70,373

Basic earnings per common share	$0.07	$0.15	$0.33	$0.87

Diluted earnings per common share	$0.07	$0.15	$0.33	$0.86

Dividends declared per common share	$0.06	$0.06	$0.24	$0.24

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2024	2023	2024 vs. 2023	2024 vs. 2023
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$93,106	$95,461	$(2,355)	(2.5)%
Truckload fuel surcharge revenue	14,188	18,023	(3,835)	(21.3)
Total Truckload revenue	107,294	113,484	(6,190)	(5.5)

Dedicated revenue, net of fuel surcharge revenue	64,997	77,731	(12,734)	(16.4)
Dedicated fuel surcharge revenue	11,391	17,310	(5,919)	(34.2)
Total Dedicated revenue	76,388	95,041	(18,653)	(19.6)

Intermodal revenue, net of fuel surcharge revenue	11,238	15,610	(4,372)	(28.0)
Intermodal fuel surcharge revenue	1,971	3,467	(1,496)	(43.1)
Total Intermodal revenue	13,209	19,077	(5,868)	(30.8)

Brokerage revenue	33,541	40,620	(7,079)	(17.4)

Total operating revenue	$230,432	$268,222	$(37,790)	(14.1)%

Operating income/(loss):
Truckload	$1,821	$2,487	$(666)	(26.8)%
Dedicated	4,073	9,234	(5,161)	(55.9)
Intermodal	(1,502)	296	(1,798)	(607.4)
Brokerage	2,335	3,640	(1,305)	(35.9)
Total operating income	$6,727	$15,657	$(8,930)	(57.0)%

Operating ratio:
Truckload	98.3%	97.8%
Dedicated	94.7	90.3
Intermodal	111.4	98.4
Brokerage	93.0	91.0
Consolidated operating ratio	97.1%	94.2%

Operating ratio, net of fuel surcharges:
Truckload	98.0%	97.4%
Dedicated	93.7	88.1
Intermodal	113.4	98.1
Brokerage	93.0	91.0
Consolidated operating ratio, net of fuel surcharges	96.7%	93.2%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2024	2023	2024 vs. 2023	2024 vs. 2023
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$377,452	$395,565	$(18,113)	(4.6)%
Truckload fuel surcharge revenue	62,340	69,910	(7,570)	(10.8)
Total Truckload revenue	439,792	465,475	(25,683)	(5.5)

Dedicated revenue, net of fuel surcharge revenue	267,077	334,962	(67,885)	(20.3)
Dedicated fuel surcharge revenue	52,058	73,310	(21,252)	(29.0)
Total Dedicated revenue	319,135	408,272	(89,137)	(21.8)

Intermodal revenue, net of fuel surcharge revenue	49,468	75,887	(26,419)	(34.8)
Intermodal fuel surcharge revenue	9,286	16,191	(6,905)	(42.6)
Total Intermodal revenue	58,754	92,078	(33,324)	(36.2)

Brokerage revenue	146,027	165,630	(19,603)	(11.8)

Total operating revenue	$963,708	$1,131,455	$(167,747)	(14.8)%

Operating income/(loss):
Truckload	$3,283	$24,835	$(21,552)	(86.8)%
Dedicated	23,037	48,377	(25,340)	(52.4)
Intermodal	(3,922)	(156)	(3,766)	(2,414.1)
Brokerage	10,822	17,054	(6,232)	(36.5)
Total operating income	$33,220	$90,110	$(56,890)	(63.1)%

Operating ratio:
Truckload	99.3%	94.7%
Dedicated	92.8	88.2
Intermodal	106.7	100.2
Brokerage	92.6	89.7
Consolidated operating ratio	96.6%	92.0%

Operating ratio, net of fuel surcharges:
Truckload	99.1%	93.7%
Dedicated	91.4	85.6
Intermodal	107.9	100.2
Brokerage	92.6	89.7
Consolidated operating ratio, net of fuel surcharges	96.0%	90.7%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2024	2023	2024	2023
Truckload Segment:
Revenue (in thousands)	$107,294	$113,484	$439,792	$465,475
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,227	$4,183	$4,123	$4,377
Average tractors(1)	1,676	1,737	1,751	1,733
Average miles per trip	535	533	533	519
Non-revenue miles percentage(2)	11.8%	12.4%	12.1%	12.4%
Total miles (in thousands)	39,147	39,278	158,985	155,929

Dedicated Segment:
Revenue (in thousands)	$76,388	$95,041	$319,135	$408,272
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,841	$3,895	$3,767	$3,936
Average tractors(1)	1,288	1,518	1,356	1,632
Average miles per trip	313	335	319	335
Non-revenue miles percentage(2)	1.5%	1.2%	1.3%	1.2%
Total miles (in thousands)	26,799	31,215	110,681	133,163

Intermodal Segment:
Revenue (in thousands)	$13,209	$19,077	$58,754	$92,078
Loads	3,803	5,289	16,975	25,160
Average tractors	88	133	110	159

Brokerage Segment:
Revenue (in thousands)	$33,541	$40,620	$146,027	$165,630
Loads	21,749	23,594	89,138	91,077

At December 31, 2024 and December 31, 2023:
Total tractors(1)	3,006	3,349
Average age of company tractors (in years)	1.9	1.9
Total trailers	5,440	5,653
Average age of company trailers (in years)	5.3	4.6
Ratio of trailers to tractors(1)	1.8	1.7
Total refrigerated containers	786	787

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2024	2023	2024	2023

Net cash provided by operating activities	$23,793	$38,045	$134,814	$164,378
Net cash used for investing activities	(44,891)	(48,070)	(152,138)	(172,540)
Net cash used for financing activities	(4,625)	(4,829)	(18,622)	(19,225)

Weighted average shares outstanding:
Basic	81,457	81,309	81,406	81,272
Diluted	81,507	81,418	81,472	81,413

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 88 and 94 tractors as of December 31, 2024 and 2023, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.